As filed with the Securities and Exchange Commission on August 6, 1996
                                                              File No. 333-6099
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            RICH COAST RESOURCES LTD.
                ------------------------------------------------
               (Exact name of Registrant as specified in charter)

       British Columbia                  5093                   98-0130480
- - -----------------------------     -----------------           ---------------
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
    of incorporation or       Industrial Classification     Identification No.)
     organization)                     Code No.)

                                                    Robert W. Truxell
       206-475 Howe Street                      c/o Waste Recovery Systems
   Vancouver, British Columbia,                       10200 Ford Road
          Canada  V6C 2B3                            Dearborn, MI 48126
          (800)  435-4933                              (313) 582-8866
 -------------------------------------       -----------------------------------
(Address, including zip code, and            (Name, address, including zip code
 telephone number, including area code, of    and telephone number, including
Registrant's principal executive offices)      code, of Agent for Service and
                                                  Authorized Representative
                                                      in the U.S. )
                               -------------------

It is requested that copies of all correspondence be sent to:
Heather H.S. Sander, Esq., Brenman Key & Bromberg, P.C., 1775 Sherman Street, Suite 1001, Denver, Colorado 80203, telephone number (303) 894-0234, facsimile number (303) 839-1633.
                              --------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ____



                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of each class of                 Amount to              Proposed maximum             Proposed maximum            Amount of
 securities to be registered         be registered       offering price per unit (1)    aggregate offering price   registration fee
- ------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value      14,420,843 Shares              $ .75                        $10,815,633            $3,730.00(2)
====================================================================================================================================


(1)  Registration  fee is based on the closing sale price  reported by NASDAQ on June 10, 1996 (a date within five  business  days prior to the initial filing hereof) pursuant to Rule 457(c).

(2)  Previously paid.

The  Registrant  hereby amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which  specifically  states that this registration  statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended,  or until the  registration  statement becomes effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.


                            Rich Coast Resources Ltd.
                              Cross Reference Sheet
        Pursuant to Item 1 of Form S-4 and Item 501(b) of Regulation S-K

Form S-4
Item No.  Caption                         Sections in Proxy Statement/Prospectus
- -----------------                         --------------------------------------

A.      Information about the Transaction

1  Forefront of the Registration Statement and
   Outside Front Cover Page of Prospectus.............  Outside Front Cover Page

2  Inside Front and Outside Back Cover Pages of
   Prospectus......................................... Inside Front Cover Pages;
                                                       Table of Contents
3  Risk Factors, Ratio of Earnings (loss) to
   Fixed Charges and Other Information................ Not Applicable

4  Terms of the Transaction........................... Available Information;
                                                       Summary; Voting
                                                       Shares and Principal
                                                       Shareholders; Particulars
                                                       of Matters to be Acted
                                                       Upon - Proposal Number
                                                       One - Domestication
                                                       to the State of Delaware

5  Pro Forma Financial Information.................... Not Applicable

6  Material Contracts with the Company Being
   Acquired........................................... Not Applicable

7  Additional Information Required for
   Reoffering by Persons and Parties Deemed to
   Be Underwriters.................................... Not Applicable

8  Interest of Named Experts and Counsel.............. Not Applicable

9  Disclosure of Commission Position on
   Indemnification for Securities Act
   Liabilities......................................... PART II


B.  Information about the Registrant


10  Information with Respect to S-3 Registrants........ Not Applicable

11  Incorporation of Certain Information by
    Reference.......................................... Not Applicable

12  Information with Respect to S-2 or S-3
    Registrants........................................ Not Applicable

13  Incorporation of Certain Information by
    Reference.......................................... Not Applicable

14  Information with Respect to Registrants Other
    Than S-3 or S-2 Registrants........................ Available Information;
                                                        Summary; Voting Shares
                                                        and Principal
                                                        Shareholders;
                                                        Particulars of Matters
                                                        to be Acted Upon -
                                                        Proposal Number One
                                                        - Domestication to the
                                                        State of Delaware
                                                        Information about the
                                                        Company Being Acquired

C.  Information about the Company Being Acquired

15  Information with Respect to S-3 Companies.......... Not Applicable

16  Information with Respect to S-2 or S-3
    Companies.......................................... Not Applicable

D.  Voting and Management Information

17  Information with Respect to Companies Other
    Than S-3 or S-2 Companies.......................... Available Information;
                                                        Summary; Voting Shares
                                                        and Principal
                                                        Shareholders;
                                                        Particulars
                                                        of Matters to be
                                                        Acted Upon - Proposal
                                                        Number One -
                                                        Domestication to
                                                        the State of Delaware

D.  Voting and Management Information

18  Information if Proxies, Consents or
    Authorizations are to be Solicited................ Revocability of Proxy,
                                                       Available Information;
                                                       Summary; Voting Shares
                                                       and Principal
                                                       Shareholders;
                                                       Particulars of Matters to
                                                       be Acted Upon - Proposal
                                                       Number One -
                                                       Domestication to the
                                                       State of Delaware

19  Information if Proxies, Consents or
    Authorizations are not to be Solicited in an
    Exchange Offer.................................... Not Applicable


20  Indemnification of Directors and Officers......... Part II

21  Exhibits and Financial Statement Schedules........ Part II

22  Undertakings ..................................... Part II

                            RICH COAST RESOURCES LTD.
                           Suite 206 - 475 Howe Street
                                 Vancouver, B.C.
                                     V6C 2B3

                     NOTICE OF EXTRAORDINARY GENERAL MEETING


NOTICE IS HEREBY GIVEN THAT the Extraordinary General Meeting of the members of RICH COAST RESOURCES LTD. (the "Company") will be held at the offices of DuMoulin Black, 10th Floor, 595 Howe Street, Vancouver, British Columbia, on Monday, September 16, 1996, at the hour of 10:30 A.M., Vancouver time, for the following purposes:


1.   To consider and, if thought fit, approve the following special resolutions:

     "Resolved as a special resolution that:

        1. the domestication of the Company's jurisdiction of incorporation from the Province of British Columbia to the State of Delaware pursuant to Section 388 of the Delaware General Corporation Law and any and all amendments to the Company's Articles and Bylaws required as a result thereof be and are hereby approved;

        2. the Company obtain the approval of the Registrar of Companies for British Columbia for approval that the Company be permitted to be continued into and be registered as a "Corporation" in the State of Delaware pursuant to the Delaware General Corporation Law;

        3. the Company make application to the appropriate authorities in the State of Delaware for consent to be domesticated into and registered as a "Corporation" pursuant to the Delaware General Corporation Law;

        4. effective on the date of such domestication under the Delaware General Corporation Law, the authorized share capital of the Company be altered from 100,000,000 shares without par value to 100,000,000 common shares with a par value of $.001 U.S. per share;

        5. effective on the date of such domestication as a Corporation under the Delaware General Corporation Law, the Company adopt a Certificate of Incorporation in substantially the form submitted to the meeting, in substitution for the existing Memorandum of the Company;

        6. effective on the date of such domestication as a Corporation under the Delaware General Corporation Law, to change the Company's name to "Rich Coast Inc." or such other name as the Board of Directors may approve;

        7. the Board of Directors of the Company be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing; and

        8. the Directors may, in their sole discretion, elect not to act on or carry out this Special Resolution without further approval of the members of the Company."

2. To consider and vote upon an amendment to the Company's 1995 Incentive Compensation Plan to: (i) increase the number of shares reserved thereunder; and (ii) decrease the number of shares to be automatically granted to disinterested Directors under the formula provisions of the Plan.

3. To consider and vote upon such further or other business as may properly come before the Meeting and any adjournments thereof.

Management of the Company is not aware of any other matter to come before the Meeting other than as set forth in this Notice of Meeting and Information Circular.


Take notice that pursuant to the British Columbia Company Act shareholders may, until 5:00 p.m. daylight savings time, at Vancouver, British Columbia, on Saturday, September 14, 1996, give the Company a Notice of Dissent by registered mail, addressed to the Company at 10th Floor - 595 Howe Street, Vancouver, British Columbia, V6C 2T5, with respect to the Special Resolution to continue the Company out of the Province of British Columbia and under the General Corporation Law of the State of Delaware. As a result of giving a Notice of Dissent, a shareholder may, on receiving a Notice of Intention to Act under
Section 231 of the British Columbia Company Act, require the Company to purchase all of such shareholder's shares in respect of which the Notice of Dissent was given.


The accompanying Proxy Statement/Prospectus and Information Circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this Notice.



Only shareholders of record of the Company's common shares at the close of business on August 9, 1996, shall be entitled to notice of and vote at the Meeting. If you are unable to attend the Meeting in person, please complete, sign and date the enclosed form of proxy and return the same in the enclosed return envelope provided for that purpose within the time and to the location set out in the form of proxy accompanying this Notice.

DATED as of the 9th day of August, 1996.


                                            BY ORDER OF THE BOARD



                                        -----------------------------
                                            THORNTON J. DONALDSON
                                                  DIRECTOR

       Subject to Completion - Preliminary Prospectus dated August 6, 1996


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                            RICH COAST RESOURCES LTD.
                               206-475 Howe Street
                           Vancouver, British Columbia
                                 Canada V6C 2B3

                           PROXY STATEMENT/PROSPECTUS
                              INFORMATION CIRCULAR




                EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
                            RICH COAST RESOURCES LTD.
                        TO BE HELD ON SEPTEMBER 16, 1996


This Proxy Statement/Prospectus and Information Circular ("Proxy Statement/Prospectus") is being furnished to holders of Common Stock without par value (the "Company Common Stock") of Rich Coast Resources Ltd. (the "Company"), a British Columbia corporation proposed to be continued in the State of Delaware, in connection with the solicitation of proxies by the Board of Directors of the Company for use at an Extraordinary General Meeting of Shareholders of the Company to be held on September 16, 1996, at the offices of DuMoulin Black located at 10th Floor, 595 Howe Street, Vancouver, British Colombia, commencing at 10:30 a.m. Vancouver time, and at any adjournment or postponement thereof (the "Meeting").


This Proxy Statement/Prospectus constitutes a prospectus of the Company, with respect to 14,420,843 common shares, $.001 par value, to be issued in connection with the Domestication (as defined herein).

         THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




This Proxy Statement/Prospectus and the accompanying proxy forms are first being mailed to shareholders of the Company on or about August 10, 1996.

          The date of this Proxy Statement/Prospectus is August __, 1996

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SUMMARY.................................................................    5

SOLICITATION OF PROXIES.................................................   10

REVOCABILITY OF PROXY...................................................   10

VOTING SHARES AND PRINCIPAL HOLDERS ....................................   10

VOTING OF PROXIES ......................................................   13

EXECUTIVE COMPENSATION..................................................   13

AVAILABLE INFORMATION...................................................   18

PARTICULARS OF MATTERS TO BE ACTED UPON ................................   19


     Proposal Number One - Domestication to State of Delaware ..........   19
                  Principal Reasons For Changing the Jurisdiction
                    of Incorporation ...................................   20
                  Corporate Governance Differences .....................   21
                  Regulatory Approval...................................   28
                  Canadian Tax Implications to Canadian
                    Shareholders. ......................................   29
                  Canadian Tax Implications to Company .................   30
                  U.S. Federal Income Tax Consequences..................   31
                  Right of Dissent  ....................................   32
                  U.S. Federal Securities Law Consequences..............   34
                  Canadian Securities Law Consequences..................   34
                  Description of Securities.............................   34
                  Legal Matters.........................................   35
                  The Domestication Resolution .........................   35
                  Recommendation of the Directors ......................   36

     Proposal Number Two - Amendment to the 1995 Incentive
      Compensation Plan ................................................   36
                  Administration of the Plan ...........................   37
                  Formula Plan Provisions...............................   38
                  Eligibility ..........................................   38
                  Adjustment ...........................................   39
                  Sale of Bonus Shares and Shares Underlying Options ......39

                  Other Provisions .....................................   40
                  Income Tax Consequences of the Plan ..................   40
                  New Plan Benefits ....................................   42
                  Recommendation of the Board of Directors .............   42
         Other Matters..................................................   43

SHAREHOLDER PROPOSALS ..................................................   43

APPENDIX 1:  Section 231 of the Company Act (British Columbia) .........

                                     SUMMARY

The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Exhibits hereto. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus. Unless otherwise indicated, all dollar amounts are stated in Canadian dollars. On July 29, 1996, the Bank of Canada's announced rate for conversion of U.S. dollars was U.S. $1.00 = CDN $1.372 or CDN $1.00 = U.S. $.728. Shareholders are urged to read this Proxy Statement/Prospectus and the exhibits hereto in their entirety.

Extraordinary General Meeting:

Time, Date and Place .............. The Company's Extraordinary General Meeting
                                    (the "Meeting") will be held on September
                                    16, 1996, at 10:30 a.m., Vancouver time, at
                                    the offices of DuMoulin Black, 10th Floor,
                                    595 Howe Street, Vancouver, British
                                    Columbia.
Record Date, Shares Entitled
 to Vote .......................... The Record Date for the Meeting is August 9,
                                    1996. Holders of record of the Company's common shares at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. At such date, there were outstanding 14,420,843 common shares of the Company, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Meeting.


Purposes of the Extraordinary
 Meeting .......................... The purposes of the Meeting are (i) to consider and vote upon the Domestication of the Company to the State of Delaware, U.S.A.; (ii) to consider and vote upon an amendment to the Company's 1995 Incentive Compensation Plan and (iii) to consider and vote upon such other matters as may properly be brought before the Meeting.

The Domestication:


Rich Coast Resources Ltd. ........  The Company, incorporated under the laws of
                                    British Columbia, Canada, currently
                                    operates in the environmental industry.
                                    In 1992, the Company, through another
                                    wholly-owned subsidiary, and with two other entities, formed "Waste Reduction Systems", a general partnership. Waste Reduction Systems operates a plant in Dearborn, Michigan, designed to treat non-hazardous industrial sludge produced by the many industrial plants located in Michigan and nearby States, and to recycle and refine waste oil for resale. Effective October 31, 1995, the Company acquired 100% of Waste Reduction Systems and since that time the Company's operations have been focused almost exclusively on that business, with limited, if any, effort devoted to expansion of its mineral resource activities. The principal executive offices of the Company are located at 206-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3; the telephone number is (800) 435-4933.


Effect of the Domestication........ The Company will change its jurisdiction of incorporation from British Columbia, Canada to Delaware by means of a process called a "continuance" under Canadian law and a "domestication" under Delaware law (herein referred to as the "Domestication"). Upon the effectiveness of the Domestication, the Company will become a Delaware corporation as if it had originally been incorporated in that jurisdiction and it will be discontinued in British Columbia, Canada. In connection with the Domestication, the Company is changing its name to Rich Coast Inc. ("RC-Delaware").

Votes Required ..................   The approval and adoption of the
                                    Domestication by shareholders of the Company will require the affirmative vote of the holders of 75 percent of the votes cast in respect of the resolution at the Meeting.
                                    The presence of a shareholder(s) or
                                    proxyholder(s) representing shareholder(s) holding in the aggregate not less than 5% of the issued and outstanding shares entitled to vote, is necessary to constitute a quorum at the Meeting.

Background of and Reasons
 for the Domestication............  The Company seeks to take advantage of the
                                    Delaware corporate law and to simplify its
                                    tax and securities filings, accounting and
                                    operations by becoming a Delaware
                                    corporation. As a result of the
                                    Domestication, the Company will no longer be
                                    obligated to comply with Canadian tax and
                                    accounting requirements.
Recommendation of
  the Board of Directors
  of the Company..................  The Board of Directors of the Company
                                    believes that the Domestication is in the best interests of the Company and its shareholders and unanimously recommends approval of the Domestication to its shareholders.



Effective Time of
 The Domestication................  It is anticipated that the Domestication will become effective as promptly as
                                    practicable after shareholder approval of the Domestication has been obtained. The Domestication will become effective upon the filing of a Certificate of Domestication and the RC-Delaware Certificate of Incorporation with the Secretary of State of the State of Delaware or at any later time stated therein.

Regulatory Approval ............... Concurrently with the mailing of this material to the Company's shareholders, the Company will apply to the Registrar of Companies for the Province of British Columbia for permission to continue the Company to the State of Delaware. Such approval must be obtained for the Domestication to take place. There are no other regulatory approvals necessary for consummation of the Domestication.

Appraisal Rights With Respect
 to the Domestication.............. Under Canadian law, holders of Company
                                    Common Stock who do not vote for the
                                    Domestication may elect to have the fair value of their shares determined in accordance with Section 231 of the Company Act (British Columbia) and paid to them, if the Domestication is consummated and if they comply with the provisions of said Section
                                    231. See "Particulars of Matters to be Acted
                                    Upon, Proposal Number One - Domestication to the State of Delaware - Right of Dissent."


Certain Canadian Income Tax
 Consequences of the
 Domestication ...................  Canadian shareholders will not incur any income tax liability solely by reason of the Domestication unless such shareholder exercises dissenters' rights in which case dividend and capital gain taxes will apply.


Certain United States Federal
 Income Tax Consequences of the
 Domestication..................... The Domestication, if approved, has been structured as a tax-free reorganization
                                    under the Code with respect to which the shareholders of the Company and the Company itself, are not expected to recognize gain or loss.

Comparison of Shareholder
 Rights ..........................  See "Particulars of Matters to be Acted Upon
                                    - Proposal Number One - Domestication to the
                                    State of Delaware - Corporate Governance
                                    Differences."
Amendment to the Company's
1995 Incentive Compensation Plan:

Effect of the Amendment ........... The Company proposes to amend its 1995
                                    Incentive Compensation Plan (the "Plan") to
                                    (i) increase the number of shares reserved thereunder; and (ii) decrease the number of shares to be automatically granted to disinterested Directors under the formula provisions of the plan (the "Amendment")

Votes Required .................... The approval and adoption of the Amendment by shareholders of the Company will require the affirmative vote of the holders of a majority of the votes cast in respect of the resolution at the Meeting. The presence of a shareholder(s) or proxyholder(s) representing shareholder(s) holding in the aggregate not less than 5% of the issued and outstanding shares entitled to vote, is necessary to constitute a quorum at the Meeting.

Recommendation of the Board of
 Directors of the Company.......... The Board of Directors of the Company
                                    believes that the Amendment is in the best interests of the Company and its shareholders and unanimously recommends approval of the Amendment to its shareholders

                             SOLICITATION OF PROXIES

The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by officers and employees of the Company. The Company intends to request banks, brokerage houses, and other custodians, nominees and fiduciaries, to forward copies of the proxy material to those persons for whom they hold such shares and request authority for the execution of the proxies. The cost of solicitation will be borne by the Company.


                              REVOCABILITY OF PROXY

The persons named as proxyholders in the enclosed form of proxy are Directors or officers of the Company.

Any member returning the enclosed form of proxy may revoke the same at any time insofar as it has not been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the member or by his attorney authorized in writing or, if the member is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the registered office of the Company, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting.


                       VOTING SHARES AND PRINCIPAL HOLDERS

The Company is authorized to issue 100,000,000 shares without par value (the "common shares"), of which 14,420,843 common shares are issued and outstanding on August 9, 1996. The holders of common shares are entitled to one vote for each common share held. Holders of common shares of record at the close of business on August 9, 1996 will be entitled to receive notice of and vote at the Meeting. The Company has only one class of shares. The presence of a shareholder(s) or proxyholder(s) representing shareholder(s) holding in the aggregate not less than 5% of the issued and outstanding shares entitled to vote, is necessary to constitute a quorum at the Meeting. Broker non-votes and abstentions will be counted for purposes of determining a quorum; however, they will not be counted as votes cast. Therefore, such votes will not affect the outcome of the voting on either proposal presented herein.


Beneficial Ownership of Common Shares


The following table sets forth certain information as of August 9, 1996 with respect to the beneficial ownership of the Company's common shares by each Director and Executive Officer, and by all Directors and Executive Officers as a group.

                                                             Amount and Nature of
 Beneficial Owner               Title                        Beneficial Ownership          Percent of Class
- - -----------------             -----                        --------------------          ----------------
Thornton J. Donaldson           Director                          223,856(1)                    1.53%

Randall Pow                     Secretary/Director                200,000(2)                    1.37%

Geoffrey Hornby                 Director                           32,410(3)                     .22%

Robert Truxell                  Chairman/CEO/Director           1,883,200(4)                   12.62%

James Fagan                     President/Director                808,400(5)                    5.41%

Ronald Waltz                    CFO/Treasurer                     100,000(6)                     .68%

All Executive Officers and
Directors as a Group (six
persons)                                                        3,247,866(1,2,3,4,5,6)        20.36%
- - -------------------------------------

1    Includes currently exercisable options to purchase 200,000 common shares at $1.00 U.S. per share.

2    Randall Pow holds currently exercisable options to purchase 200,000 common shares at $1.00 U.S. per share.

3    Includes currently exercisable options to purchase 28,218 common shares at $1.00 U.S. per share.

4    Includes:  (i) 1,383,200 shares held jointly with Mr. Truxell's wife; (ii) currently  exercisable options to purchase 400,000 common shares at $.50 U.S. per share; and (iii) currently  exercisable options to purchase 100,000 common shares at $.75 U.S.
     per share. Does not include 360,399 common shares to be issued to Mr. and Mrs. Truxell for services rendered.  See "Executive
     Compensation"  and "Proposal  Number  Two - Amendment  to 1995  Incentive  Compensation  Plan - New Plan  Benefits."

5    Includes currently exercisable options to purchase: (i) 400,000 common shares at $.50 U.S. per share; and (ii) 100,000 common shares at $.75 U.S. per share.  Does not include  180,200  common shares to be issued as a bonus for services  rendered.  See
     "Executive Compensation" and "Proposal Number Two - Amendment to 1995 Incentive Compensation Plan - New Plan Benefits."

6    Ronald Waltz holds currently exercisable options to purchase 100,000 common shares at $.50 U.S. per share.


To the knowledge of the Directors and Executive Officers of the Company, as of August 9, 1996, no person beneficially owns, directly or indirectly, or exercises control or direction over shares carrying more than 5% of the voting rights attached to all shares of the Company, except the following:


    Name and Address                Amount and Nature of
   of Beneficial Owner              Beneficial Ownership       Percent of Class
   -------------------              --------------------       ----------------

Robert W. and Linda C. Truxell          1,883,200 (1)               12.62%
10200 Ford Road
Dearborn, MI 48126


James Fagan                               808,400 (2)                5.41%
10200 Ford Road
Dearborn,  MI  48126

Alan Moore                              3,600,000 (3)               19.98%
9441 LBJ Freeway
Suite 500
Dallas, TX  75243

- - ----------------------------------------------

(1) Includes: (i) 1,383,200 shares held jointly with Mr. Truxell's wife; (ii) currently exercisable options to purchase 400,000 common shares at $.50 U.S. per share; and (iii) currently exercisable options to purchase 100,000 common shares at $.75 U.S. per share. Does not include 360,399 common shares to be issued to Mr. and Mrs. Truxell for services rendered. See "Executive Compensation" and "Proposal Number Two-Amendment to 1995 Incentive Compensation Plan - New Plan Benefits."

2 Includes currently exercisable options to purchase: (i) 400,000 common shares at $.50 U.S. per share; and (ii) 100,000 common shares at $.75 U.S. per share. Does not include 180,200 common shares to be issued as a bonus for services rendered. See "Executive Compensation" and "Proposal Number Two-Amendment to 1995 Incentive Compensation Plan - New Plan Benefits."

3 Consists of currently exercisable warrants to purchase 3,600,000 common shares at $ .734 per share.

As a result of the Domestication of the Company into the State of Delaware as proposed under Proposal Number One, there will be no change in the ownership of the Company's common shares by principal shareholders and management.

Change of Control

Pursuant to an Agreement of Merger, executed on November 16, 1995, the Company acquired the balance of Waste Reduction Systems' operations which it did not previously own by merger of two of its partners, Integrated Waste Systems, Inc., a Michigan corporation ("IWS"), and The Powers Fagan Group, Inc., a Michigan corporation ("Powers/Fagan"), into its third partner, the Company's wholly-owned subsidiary, Rich Coast Resources, Inc., a Michigan corporation ("RCRI"), effective as of October 31, 1995 (the "Merger").

In connection with the Merger, three of the six members of the Company's Board of Directors (James G. Allison, Arne Carlson and Barry Howat) resigned, and Robert Truxell and James Fagan, nominees of IWS and Powers/Fagan, were elected to the Board. Currently, the Board consists of: Thornton J. Donaldson, Randall Pow, Geoffrey Hornby, Robert Truxell and James Fagan. Also in connection with the Merger, Thornton J. Donaldson resigned as President of the Company. The new officers of the Company following the Merger are: Robert Truxell (Chairman and CEO), James Fagan (President), and Ronald Waltz (CFO and Treasurer), and Randall Pow remains as Secretary.

As consideration for entering into the Merger, the IWS and Powers/Fagan shareholders received 859.77 shares of RCRI, representing 46% of the then outstanding shares of RCRI. Following the Merger, RCRI shares issued in the Merger were exchanged for restricted shares of the Company's common shares. The rate of exchange was 3,935 common shares of the Company for each share of RCRI. An aggregate of 3,383,200 common shares, representing at that time 26.8% of the Company's outstanding common shares, were issued to the former IWS and Powers/Fagan shareholders as part of the exchange.

Immediately following the Merger, there were 12,624,867 common shares of the Company issued and outstanding. Robert and Linda Truxell received a total of 1,383,200 common shares of the Company which represented 10.96% of the outstanding share capital of the Company at that time.

James Fagan received a total of 308,400 common shares which represented 2.44% of the Company's outstanding share capital at that time.


The Company knows of no other arrangements, the operation of which may, at a subsequent date, result in a change of control of the Company.

                                VOTING OF PROXIES

A MEMBER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A MEMBER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT, THE MEMBER MAY INSERT THE NAME OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAMES OR MAY SUBMIT ANOTHER PROXY.

THE SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED ON ANY BALLOT (SUBJECT TO ANY RESTRICTIONS THEY MAY CONTAIN) IN FAVOUR OF THE MATTERS DESCRIBED IN THE PROXY.


                             EXECUTIVE COMPENSATION

The following table sets out the compensation received for those financial years ending since April 30, 1993 in respect to each of the individuals who were the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the "Named Executive Officers"). All references throughout this Proxy Statement/Prospectus to dollars are Canadian dollars unless otherwise stated. On July 29, 1996, the Bank of Canada's announced rate for conversion of U.S. dollars was U.S. $1.00 = CDN $1.3722 or CDN $1.00 = U.S. $.7288.



                                                    Summary Compensation Table

- -----------------------------------------------------------------------------------------------------------------------------------
                                          Annual Compensation                            Long Term Compensation
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Awards                   Payouts
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                           Restricted
                                                                        Securities         Shares or                     All other
                                                       Other Annual    Under Option/       Restricted         LTIP       Compen-
Name and                           Salary      Bonus   Compensation    SAR's granted       Share Units       Payouts     sation
Principal Position   Year            ($)        ($)        ($)             (#)                ($)             ($)           ($)
- -----------------------------------------------------------------------------------------------------------------------------------

Robert W.            1996        74,917         Nil        Nil           400,000               Nil              Nil          Nil
Truxell/ CEO
Thornton J.          1996        30,000         Nil        Nil           200,000               Nil              Nil          Nil
Donaldson            1995        30,000         Nil        Nil             Nil                 Nil              Nil          Nil
President/ CEO       1994        24,000         Nil        Nil             Nil                 Nil              Nil          Nil
- -----------------------------------------------------------------------------------------------------------------------------------





                                    Option/Stock Appreciation Rights ("SAR") Grants during the most recently completed Financial Year

The following  table sets out the stock options  granted by the Company during the most recently  completed  financial year to the
Named Executive Officers.


                                               Option/SAR Grants in Last Fiscal Year

                                                         Individual Grants
- -----------------------------------------------------------------------------------------------------------------------------------

                              Number of         % of Total
                              Securities        Options/SARs
                              Underlying        Granted to
                              Options/SARs      Employees in         Exercise or Base      Market Price on       Expiration
Name                          Granted (#)       Fiscal Year          Price ($/Sh)          Date of Grant         Date
- - ----                          ------------      -------------        -----------------     ----------------      ----------


Robert W. Truxell             400,000             16.28%               $ .50                 $ .60                 01/15/2006
Thornton J. Donaldson         200,000              8.14%               $1.00                 $1.00                 09/08/2005



             Aggregated Option/SAR Exercises in Last Financial Year
                    and Financial Year-End Option/SAR Values

The following table sets out all Option/SAR exercises by the Named Executive Officers during the most recently completed financial year and the Option/SAR values for such persons as of the end of the most recently completed financial year.


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values



                                                                              Number of
                                                                              Securities             Value of
                                                                              Underlying             Unexercised In-
                                                                              Unexercised            the-Money
                                                                              Options/SARs at        Options/SARs at
                                                                              FY-End (#)             FY-End ($)

                              Shares Acquired                                 Exercisable/           Exercisable/
Name                          on Exercise (#)       Value Realized ($)        Unexercisable          Unexercisable
- ------------------------------------------------------------------------------------------------------------------------------

Robert W. Truxell                     -0-                     -0-             400,000                $200,000
                                                                                all exercisable
Thornton J. Donaldson                 -0-                     -0-             200,000                $ -0-
                                                                                all exercisable


Termination of Employment, Changes in Responsibility and Employment Contracts:

Effective October 31, 1995 the Company entered into an Employment Contract with Robert W. Truxell, the Company's Chief Executive Officer and Chairman of the Board of Directors. Under the contract Mr. Truxell receives a salary of $150,000 per year until January 1, 1997 at which time he will resign as Chief Executive Officer but will continue as Chairman of the Board at a salary of $50,000 per year for an additional five years. For the fiscal year ended April 30, 1996 Mr. Truxell received a total of $74,917 under the contract. Pursuant to the contract in January and May 1996 Mr. Truxell was granted options to purchase an aggregate of 500,000 common shares under the Company's 1995 Incentive Compensation Plan (the "1995 Plan"). The contract also provides Mr. Truxell with the right to receive up to 500,000 additional bonus shares subject to the Company achieving positive pretax net income for a defined period and obtaining certain funding. The contract will terminate upon the death of Mr. Truxell and may be terminated in the event of Mr. Truxell's disability or for just cause, as defined therein. Pursuant to the contract, as revised, in May 1996 the Board of Directors of the Company authorized the issuance of 360,399 common shares under the 1995 Plan, subject to certain conditions, to Robert W. Truxell and his wife, Linda C. Truxell, for past services rendered by Mr. and Mrs. Truxell on behalf of Waste Reduction Systems, Inc. ("WRS") prior to the Company's merger with WRS effective October 31, 1995. Such services were valued at $234,625. The issuance of such shares is subject to the Company first obtaining shareholder approval for an increase in the number of shares available for issuance under the 1995 Plan and the Company first filing a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares. See "Proposal Number Two - Amendment to 1995 Incentive Compensation Plan."

Effective October 31, 1995 the Company entered into an Employment Contract with James Fagan, the Company's President and Chief Operating Officer. Under the contract Mr. Fagan receives a salary of $125,000 per year until January 1, 1997 at which time, subject to approval of the Company's Board of Directors, he will also become the Company's Chief Executive Officer. For the fiscal year ended April 30, 1996 Mr. Fagan received a total of $62,500 under the contract. Pursuant to the contract in January and May 1996 Mr. Fagan was granted options to purchase an aggregate of 500,000 common shares under the Company's 1995 Plan. The contract also provides Mr. Fagan with the right to receive up to 500,000 additional bonus shares subject to the Company achieving positive pretax net income for a defined period and obtaining certain funding. The contract will terminate upon the death of Mr. Fagan and may be terminated in the event of Mr. Fagan's disability or for just cause, as defined therein.

In May 1996 the Board of Directors of the Company authorized the issuance of 180,200 common shares under the 1995 Plan, subject to certain conditions, to James Fagan as a bonus for services rendered by Mr. Fagan to the Company. Such services were valued at $117,310. The issuance of such shares is subject to the Company first obtaining shareholder approval for an increase in the number of shares available for issuance under the 1995 Plan and the Company first filing a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares. See "Proposal Number Two - Amendment to 1995 Incentive Compensation Plan."

Pursuant to a Management Agreement dated February 1, 1993, United Corporate Advisers Ltd. (a private company which is owned as to 100% by Thornton J. Donaldson) receives a monthly fee of $2,000 from the Company, commencing February 1, 1993 (which was increased to $2,500 effective April 1, 1994), for:
a) overall  management  of  the  Company;  and  b) locating,   evaluating  and
negotiating the purchase of resource properties on behalf of the Company and its
subsidiaries;   and c) developing  financial  plans  for  actual  or  proposed exploration and development of resource properties of the Company and its subsidiaries.


The Company and its subsidiaries have no compensatory plan or arrangement in respect of compensation received or that may be received by the Named Executive Officers in the Company's most recently completed or current financial year to compensate such executive officers in the event of the termination of employment (resignation, retirement, change of control) or in the event of a change in responsibilities following a change in control, where in respect of the Named Executive Officers the value of such compensation exceeds $100,000.

Compensation of Directors


The Company has no arrangements, standard or otherwise, pursuant to which Directors are compensated by the Company or its subsidiaries for their services in their capacity as Directors, or for committee participation, involvement in special assignments or for services as consultant or expert during the most recently completed financial year or subsequently, up to and including the date of this Proxy Statement/Prospectus, except as described below and in Proposal Number Two with respect to the Company's 1995 Incentive Compensation Plan.

The Company does have a formalized incentive compensation plan, the 1995 Incentive Compensation Plan (the "Plan"), for the granting of incentive and non-qualified stock options and bonuses to the officers, employees and Directors. The purpose of granting such options and bonuses is to assist the Company in compensating, attracting, retaining and motivating the Directors, officers and employees of the Company and to closely align the personal interests of such persons to those of the shareholders. In order to provide non-discretionary compensation for the disinterested Directors serving on the Compensation Committee which administers the Plan, the Plan includes a "Formula Plan" which provides for the automatic periodic grant of options to the non-employee Directors serving on the Committee, so that these Directors have no discretion over the timing or exercise price of options granted to them. Pursuant to the Formula Plan as it exists prior to the proposed Amendment under Proposal Number Two, on September 8 of each year, each Director serving on the Committee will be granted an Option to purchase 200,000 common shares at a purchase price equal to the fair market value per common share on the date of grant. Pursuant to the proposed Amendment, this number of shares will be decreased from 200,000 to 10,000 shares. See "Proposal Number Two - Amendment to the 1995 Incentive Compensation Plan."

The following table sets forth information concerning individual grants of options to purchase securities of the Company made during the most recently completed financial year to the Directors and Executive Officers of the Company.



- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Market Value of
                                         % of Total Options                          Securities
Name of Director      Securities         Granted to All        Exercise or      Underlying Options
and Officer at        Under Options     Employees in the       Base Price       on the Date of Grant     Date of        Expiration
Financial Year-End    Granted (#)(1)      Financial Year     ($/Securities)         ($/Security)         Grant              Date
- -----------------------------------------------------------------------------------------------------------------------------------

Thornton J.               200,000            8.14%              $1.00                  $1.00            09/08/95       09/08/2005
Donaldson
- -----------------------------------------------------------------------------------------------------------------------------------
Randall Pow               200,000            8.14%              $1.00                  $1.00            09/08/95       09/08/2005
- -----------------------------------------------------------------------------------------------------------------------------------
Robert W. Truxell         400,000           16.28%              $ .50                  $ .60            01/15/96       01/15/2006
- -----------------------------------------------------------------------------------------------------------------------------------
James Fagan               400,000           16.28%              $ .50                  $ .60            01/15/96       01/15/2006
- -----------------------------------------------------------------------------------------------------------------------------------
Ronald W. Waltz           100,000            4.1%               $ .50                  $ .60            01/15/96       01/15/2006
- -----------------------------------------------------------------------------------------------------------------------------------
Geoffrey Hornby             -0-              ----                ----                  ----             ----           ----
- -----------------------------------------------------------------------------------------------------------------------------------


1 The options generally become exercisable on the date of grant, subject to regulatory and shareholder approval.


1996 Employee Stock Option and Stock Bonus Plan

On January 12, 1996, the Company adopted the Rich Coast Resources Ltd. 1996 Employee Stock Option and Stock Bonus Plan (the "Plan") and reserved a maximum of 1,500,000 shares of common stock to be issued as "bonus shares" or upon the exercise of non-qualified options ("Options") granted under the Plan. The Plan is intended to provide incentives to officers, employees and consultants of the Company by offering them the opportunity to acquire an ownership interest in the Company. To date, Options to purchase 800,000 shares have been granted to employees and 405,000 bonus shares have been granted under the Plan.

Indebtedness of Directors and Officers - There is no indebtedness of any Director or officer to the Company as at August 9, 1996.


Interest of Insiders in Material Transactions - Except as otherwise disclosed herein, no insider of the Company has any interest in material transactions involving the Company.

Management Contracts - No management functions of the Company are performed to any substantial degree by a person other than the Directors or senior officers of the Company.


Management of RC-Delaware

The directors and executive officers of RC-Delaware following the Domestication will be the same as the current directors and executive officers of RC-BC.

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("the 1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and in New York, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies of such documents and other information are provided to Nasdaq and can be inspected at the Nasdaq offices maintained at the National Association of Securities Dealers, Inc., 1735 "K" Street, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and information regarding the Company and the address of such Web site is (http://www.sec.gov).


The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 (together with all amendments, supplements, and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address set forth above. While statements contained in this Proxy Statement/Prospectus fully and accurately describe the material aspects of the transactions being contemplated, statements as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document.

                     PARTICULARS OF MATTERS TO BE ACTED UPON


                               Proposal Number One
                     Domestication to the State of Delaware


The Company is presently a British Columbia company ("RC-BC").

The shareholders of the Company will be asked at the Meeting to pass a Special Resolution authorizing the Company to continue under the General Corporation Law of the State of Delaware (the "Delaware GCL") pursuant to Section 388 of the Delaware GCL, thereby continuing RC-BC as if it had been incorporated under the Delaware GCL as a Delaware corporation ("RC- Delaware"). The Special Resolution also alters the Company's share capital from 100,000,000 shares without par value to 100,000,000 shares with a par value of $.001 U.S. per share and changes the Company's name to Rich Coast Inc. (or such other name as the Board of Directors may approve), both of these matters to be effective as at the date of continuance under Delaware GCL. The Company's shareholders at a Meeting held October 18, 1995 authorized the change of the Company's name to such name as may be acceptable to the Company's Board of Directors. To effect the Special Resolution authorizing the continuance of the Company, the Special Resolution must be passed by at least three-fourths of the votes cast at the Meeting in respect to the proposal.

Upon continuance under the Delaware GCL, the Company Act of British Columbia (the "B.C. Act") ceases to apply, and the Delaware GCL becomes applicable to RC-Delaware as if it had been incorporated under the Delaware GCL.

The continuance will not result in any change in the business of the Company or its assets, liabilities or net worth, nor in the persons who constitute the Company's Board of Directors and management. It will not be necessary for shareholders to exchange their existing share certificates and their holdings will not change. The trading of the Company's shares on the Small Cap NASDAQ Market will not be in any way affected by the continuance. The continuance is not a reorganization, an amalgamation or a merger.


Upon consummation of the Domestication RC-Delaware will file an Item 5 Form 8-K Current Report to reflect its succession to RC-BC for the purposes of
Section 15(d) of the Securities Exchange Act of 1934.

The continuance gives rise to the Right of Dissent (see "Right of Dissent" hereunder). If the Right of Dissent is exercised by any of the Company's shareholders entitled so to do, the Company would be required to purchase the dissenting shareholders' shares in the Company at the fair value of the shares as at September 15, 1996. This could have an adverse effect on the Company. The Special Resolution will, therefore, provide authority to the Board of Directors of the Company not to proceed with the continuance if, in the Board's opinion, it is not in the best interest of the Company so to do.


The Board of Directors of the Company has unanimously approved the continuance of the Company under the provisions of Section 388 of the Delaware GCL and recommends that shareholders vote FOR continuance into the State of Delaware.

Principal Reasons For changing the Jurisdiction of Incorporation

For many years, Delaware has followed a policy of encouraging incorporation in that State and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's long standing policy of encouraging incorporation in that State, and consequently its preeminence as the State of incorporation for many major corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations.


As the Company's focus of business development is in the United States as a result of the Merger, management is of the opinion that it is preferable that its constating documents be governed according to laws of a State of the United States. In particular, under the B.C. Act, there are requirements that a certain numbers of the Directors of the Company must be ordinarily resident in Canada and British Columbia. With no active business interest in Canada, it is a continuing problem for the Company to find qualified individuals in British Columbia who are prepared to act as Directors and assume the responsibilities and the risks that are inherent with an individual acting as a Director. Management is, therefore, of the opinion that it is preferable to eliminate this Canadian residency requirement.

In addition, the Company's principal trading market is in the United States, most of its shareholders are located in the United States and the Company's common stock is traded on the United States NASDAQ system. Since the Company is registered under the Securities Exchange Act of 1934 (the "1934 Act"), the Company is subject to the 1934 Act reporting requirements. As a British Columbia company, the Company also is subject to the reporting requirements under British Columbia law and to Canadian tax law and accounting rules. The 1934 Act and British Columbia reporting requirements often are in conflict and require the Company to retain both U.S. securities counsel and British Columbia securities counsel. By changing its jurisdiction of incorporation from British Columbia to Delaware, the Company simplifies its securities and tax reporting requirements and eliminates this conflict and the need to have British Columbia securities counsel. The Company, however, will remain a reporting issuer in British Columbia and will continue to comply with the applicable provisions of the British Columbia Securities Act, which includes filing annual reports, quarterly reports and news releases with the British Columbia Securities Commission.

In connection with the proposed change in the Company's jurisdiction of incorporation from British Columbia to the State of Delaware, the Board of Directors has proposed that the par value of the Company's common shares be changed from no par value to $.001 par value per share. The Board of Directors has decided to change the par value from no par to $.001 per share because the Delaware franchise fees applicable to no par value shares are significantly higher than those for $.001 par value shares. Par value represents the minimum consideration which must be received by the Company for the issuance of a share of stock. The change in par value will have no effect upon the rights of existing security holders. Management recommends that the shareholders vote in favor of the proposed change in the par value of the common shares. If the Proposal is approved, the change will be reflected in the new Delaware Certificate of Incorporation which will be filed with the Delaware Secretary of State's Office. Other than the change in par value, no other changes will be made in the Company's capital structure as a result of the Company's change in jurisdiction of incorporation.

Corporate Governance Differences

Articles and Bylaws under Delaware Law


In approving the continuance, shareholders of RC-BC will be agreeing to hold securities in a corporation governed by Delaware law and the attendant RC-Delaware constituent documents. In exercising their vote, shareholders should consider these distinctions.

Delaware and British Columbia Comparisons


In general terms, Delaware corporate law has a predisposition towards maximizing flexibility of management in its control of corporations with minimal governmental interference or regulation. While the question does not lend itself to precise characterization, British Columbia law can be seen as having many characteristics in common with Delaware, with more focus on stockholder and creditor protections than upon management flexibility. Delaware law includes provisions not contained in the B.C. Act, or contained to a more limited extent, which permit a corporation to adopt measures designed to discourage unsolicited or hostile takeover attempts. The Certificate of Incorporation and Bylaws for RC-Delaware contain some of these protections.


The following paragraphs describe all material differences between the two jurisdictions in the context of an assumption that the provisions set forth in the Certificate of Domestication and Certificate of Incorporation and Bylaws of RC-Delaware are effective under Delaware law. For continuity, the term "shares" and "shareholders" are generally employed in the discussion rather than the terms, "stock" and "stockholders" which are referenced and employed in Delaware law and the constituent documents of RC-Delaware. Under the B.C. Act, the constituent documents of RC-BC are the Certificate of Incorporation, the Memorandum and the Articles (which are similar to Bylaws under Delaware law).


Shareholder Quorum


Under the B.C. Act a quorum for a general meeting of shareholders of the Corporation is two persons, unless the Articles otherwise provide. Pursuant to the RC-BC Articles, the quorum for general meetings of shareholders of RC-BC is a shareholder(s) or a proxyholder(s) representing shareholder(s), holding shares representing in the aggregate at least 5% of the issued and outstanding shares of RC-BC that are entitled to attend and vote at such meeting. Under Delaware law (and the constituent documents for RC-Delaware) a quorum of one-third of those entitled to vote, present in person or by proxy, is required.


Supermajority


Both jurisdictions permit the adoption of a higher requisite vote for certain forms of corporate action, subject to certain limitations. Delaware generally has no limit on how high a percentage the vote must be. Notwithstanding any provision contained in a corporation's Memorandum and Articles, the B.C. Act provides that 75% of the votes present and voting at a general meeting of shareholders (a special resolution) is required to amend the Company's constating documents and to remove a Director. Amending the Company's constating documents would include changing the Company's name or altering its share capital, or any of the rights attached thereto. Save and except for those matters which under the B.C. Act specifically require a special resolution, the B.C. Act does not limit the supermajority requirements, provided they are stated in the Company's Articles. The governing documents for RC-BC and RC-Delaware do not affect the governing law.


Required Approvals of Shareholders


The B.C. Act requires that various extraordinary corporate transactions, such as a merger or the sale of substantially all of a corporation's assets, must be approved by shareholders, by special resolution. Under Delaware law, such transactions must be approved by shareholders holding a majority of the outstanding shares entitled to vote thereon. Under the B.C. Act, a quorum is two persons, unless the Corporation's Articles provide otherwise, as is the case with RC-BC. (See "Shareholder Quorum" above.) As a result, shareholder action can be taken under the B.C. Act with a smaller percentage of the shareholder vote than is required under Delaware law. The Articles for RC-BC do not otherwise affect the governing law. The Articles and Bylaws for RC-Delaware do not affect the governing law.

Examination of Corporate Records

Under the B.C. Act, any person is entitled to examine the corporation's register of shareholders, the corporation's Articles, Memorandum and all amendments thereto, the corporations' register of indebtedness, minutes of all shareholders' meetings, and copies of all contracts pursuant to which the corporation issued shares for a consideration other than cash, and all documents approved by Directors in the past ten years, upon payment of $.50 Cdn. for each document examined. In addition, any person is entitled to a copy of the register of shareholders on filing an Affidavit with the corporation stating that the list is required for corporate purposes. "Corporate purposes" is defined to mean any effort to influence the voting of shareholders at any meeting, any effort to purchase or sell shares of the corporation, or to effect an amalgamation or reorganization of the corporation.

Under Delaware law, shareholders have the right for any proper purpose to inspect, upon written demand under oath stating the purpose for such inspection, the corporation's stock ledger, list of shareholders, and its other books and records, and to make copies or extracts of the same. A proper purpose means a purpose reasonably related to a person's interest as a shareholder.


Minority (Dissenters) Rights


Under the B.C. Act, the shareholders of RC-BC have the right to dissent from any corporate act involving certain amendments to the Memorandum or Articles, various forms of corporate reorganizations/amalgamations, or a sale, lease or exchange of all or substantially all of its assets and to exercise their statutory appraisal rights after such dissent, receiving a cash payment for the redemption of their shares. Under Delaware law, shareholders have the right to dissent and exercise appraisal rights only with respect to certain forms of corporate mergers and consolidations. No appraisal rights will be available to the shareholders of RC-Delaware unless, under the terms of an agreement of merger or consolidation, the shareholders are required to accept for their stock something other than: (i) shares of stock of the surviving corporation; (ii) shares of stock of any other corporation which is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or which has more than 2000 shareholders of record; (iii) cash in lieu of fractional shares; and/or (iv) any combination thereof. THEREFORE, IN APPROVING THE ARRANGEMENT, SHAREHOLDERS WILL BE AGREEING TO FOREGO THE MORE EXTENSIVE APPRAISAL RIGHTS UNDER THE B.C. ACT WITH RESPECT TO FUTURE ACTIONS.


Disqualification of Directors

The B.C. Act prohibits the following from serving as a Director: persons under age 18, persons mentally infirm, corporations, undischarged bankrupts, "persons" who have been convicted of offenses in connection with the promotion, formation or management of a corporation or involving fraud within certain specified time periods or in the case of a reporting company "persons" who have had their registration under certain British Columbia statutes cancelled within certain specified time periods. Delaware law contains no comparable direct prohibitions.

Personal Liability of Directors


The B.C. Act provides that every Director, in exercising his powers and performing his functions, shall act honestly and in good faith and in the best interests of the company and exercise the care, diligence and skill of a reasonably prudent person. The B.C. Act also specifically imposes joint and several personal liability upon Directors who vote for or consent to a resolution which is in violation of applicable provisions of the B.C. Act relating to the acquisition of a company's own shares, the payment of commissions or discounts in excess of 25% on a sale of a company's shares, the payment of dividends, financial assistance, payment of an indemnity, or payment to a shareholder, subject to certain limited defenses. The B.C. Act provides that such liability is in addition to and not in derogation of any liability imposed on a Director by any other legislation, regulation or rule of law. Under the B.C. Act, Directors have a duty to act in the best interest of the corporation, acting honestly and in good faith, exercising the care, diligence and skill of a reasonably prudent person.

In addition, under British Columbia law, Directors are personally liable for the unpaid wages of employees in an amount not exceeding two months wages for each employee in the event that the corporation failed to pay the wages.

The B.C. Act entitles a shareholder or a Director of the corporation with the approval of the Supreme Court of British Columbia, and in the name of the corporation, to commence legal proceedings to enforce a duty or right owed to the corporation or to obtain monetary damages for breach of such right or duty whether the right or duty arises under the B.C. Act or otherwise. Derivative actions therefor may be brought by shareholders on behalf of the corporation against the corporation's Directors for cash damages or to enforce rights or duties owed by the Director to the corporation. Under the B.C. Act, there is no statutory limitation in respect to the monetary liability which may be imposed on Directors and the RC-BC constating documents contain no such limitations.

Under Delaware law, the directors of a corporation act in a fiduciary capacity and owe the duties of loyalty and due care with respect to the corporation and its shareholders.

Under Delaware law, shareholders may bring derivative actions against officers and directors of the corporation for breach of their fiduciary duty to the corporation and its shareholders or for other fraudulent misconduct.
A derivative suit by shareholders to redress an alleged breach of fiduciary duty or other fraudulent misconduct by the directors does not require a prior demand by the shareholder that a suit be brought by the corporation.
However, in any derivative suit brought by a shareholder, it must be alleged in the complaint that the plaintiff was a shareholder of the corporation at the time the transaction complained of occurred or that he/or she obtained the stock thereafter solely by operation of law.

The RC-Delaware constituent documents contain the full protections currently permitted by Delaware law specifying that Directors are not personally liable to a corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director except where the liability arises (i) from a breach of the Director's duty of loyalty to the corporation or its shareholders; (ii) from acts or omissions not in good faith, involving intentional misconduct or a knowing violation of law; (iii) from paying a dividend or approving certain unauthorized stock repurchases; or (iv) from a transaction where the Director derived an improper personal benefit. Such provisions will protect RC-Delaware Directors from personal liability for monetary damages for breaches of their duty of care. Under Delaware law, absent adoption of such a provision, Directors can be held liable for gross negligence in connection with decisions made on behalf of the corporation. The foregoing limitations on monetary damages, however, have no effect on the standard of duty to which directors must conform or the availability of monetary damages.

Furthermore, causes of action under federal law, including the federal securities laws, are not affected by the limitations that will be imposed by RC-Delaware's Certificate of Incorporation.


Indemnification

The Delaware General Corporation Law and the Certificate of Incorporation of RC-Delaware generally provide that RC-Delaware shall indemnify a Director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the Director, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action to which the Director is a party by reason of his having been a Director, provided that the Director was acting in good faith. The indemnification permitted under Delaware law is not substantially different in nature or extent from that permitted under British Columbia law and currently provided for in the constituent documents of RC-BC, save and except, the B.C. Act provides that a company may only indemnify a Director or former Director of the company against all costs, charges and expenses, actually or reasonably incurred by the Director, in respect of any civil, criminal or administrative action or proceeding, including an action brought by the company, with the approval of the Court, if the Director acted honestly and in good faith with a view to the best interests of the company of which he is or was a Director and in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to Directors, officers or controlling persons, the Corporation has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Cumulative Voting

Under the B.C. Act and Delaware law, cumulative voting is permitted only if provided for in the Articles or Certificate of Incorporation, respectively. Neither the RC-BC Articles nor the RC- Delaware Certificate of Incorporation provides for cumulative voting.

Anti-Takeover Provisions

Certain provisions of the Delaware General Corporation Law and of RC-Delaware's Certificate of Incorporation and Bylaws, summarized in the following paragraphs, may be deemed to have an anti-takeover effect and may delay, defer or prevent a hostile tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.


Despite such anti-takeover implications, this Proposal Number One is not the result of management's knowledge of any effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. Except as indicated below, management is not aware of the existence of any provisions in the RC-Delaware Certificate of Incorporation or Bylaws or terms of contracts to which it is a party which may be considered to have an anti-takeover effect. Proposal Number One is not part of a plan by management to adopt a series of anti-takeover measures and management presently does not intend to propose other anti-takeover measures in future proxy solicitations.

British Columbia Anti-Takeover Law

The Articles and Memorandum of RC-BC do not contain any anti-takeover provisions. The B.C. Act does not contain any provisions which may be considered anti-takeover provisions. In British Columbia, takeover bid matters are legislated under the British Columbia Securities Act and the Rules thereunder. A takeover bid made to less than five stockholders is exempt from the formal bid provisions. Otherwise, a bid must be made on identical terms to all holders of the class of shares that are the subject of the bid. The makers of the bid may not purchase shares that are subject to the bid unless pursuant to a bid made to all shareholders and the bid must be accompanied by a prescribed form of takeover bid circular.


Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law (the "Delaware Takeover Statute") applies to a Delaware corporation with a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system or held of record by 2,000 or more persons, and, therefore, applies to the Company. In general, Section 203 prevents an "interested stockholder" (defined generally as any person owning, or who is an affiliate or associate of the corporation and has owned in the preceding three years, 15% or more of a corporation's outstanding voting stock and affiliates and associates of such person) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (1) before such person became an interested stockholder, the board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by Directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) on or subsequent to the date such person became an interested stockholder, the business combination is approved by the board of Directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's Directors.

Special Meeting of Stockholders

RC-Delaware's Bylaws provide that special meetings of the stockholders of RC-Delaware may be called only by a majority of the Board of Directors of RC-Delaware. This provision makes it more difficult for shareholders to take action opposed by the Board of Directors of RC-Delaware. Under the B.C. Act, special meetings may also be called by the Board of Directors although the Directors must, on the requisition of one or more shareholders holding in the aggregate not less than 1/20 of the issued voting shares of the Corporation call a general meeting of the Corporation to be held within four (4) months after the date of requisition.

Shareholder Action by Written Consent

RC-Delaware's Certificate of Incorporation and Bylaws provide that no action required or permitted to be taken at an annual or a special meeting of the shareholders of RC-Delaware may be taken without a meeting unless such action is authorized by unanimous consent in writing of all shareholders. Under the Articles of RC-BC, since the Company is a reporting company as defined in the B.C. Act, all actions must be taken at a meeting and may not be taken by consent resolution.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

RC-Delaware's Bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as Directors at an annual or a special meeting of shareholders, must provide timely notice thereof in writing. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of RC-Delaware (i) in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Bylaws specify certain requirements for a shareholder's notice to be in proper written form. These provisions may preclude some shareholders from bringing matters before the shareholders at an annual or special meeting or from making nominations for Directors at an annual or special meeting.

Under the B.C. Act, the Corporation must, not less than 56 days before it holds a general meeting at which a Director is to be elected, publish in a Vancouver newspaper an advance notice of the meeting giving the date of the meeting, inviting written nominations for Directors signed by shareholders holding in the aggregate not less than 10% of the issued voting shares and stating that if the nominations are received at the registered office of the Corporation not less than thirty-five (35) days before the date of the meeting, the Corporation will include the nominee in its information circular in respect of the meeting.

Amendments to the Certificate of Incorporation and Bylaws


Delaware law provides that the vote of holders of a majority of the outstanding stock entitled to vote is required to alter, amend, change or repeal the Certificate of Incorporation and such amendment will take effect upon filing with the Delaware Secretary of State's Office or on such later date as specified therein. RC-Delaware's Bylaws provide that the vote of holders of 75% of the votes cast is required to alter, amend or repeal the Bylaws.

Under the B.C. Act, the Memorandum (which contains similar provisions to a Certificate of Incorporation under Delaware law) and the Articles may be altered if approved by the shareholders by way of special resolution (75% of the votes cast) and such alteration takes effect upon the later of the date a certified copy of the special resolution is accepted for filing by the Registrar of Companies for the Province of British Columbia and the date specified in the special resolution.


General Effect of Anti-Takeover Provisions of Delaware Law

The foregoing anti-takeover provisions are common characteristics of public companies presently incorporating under Delaware law, and are adopted for the general purpose of attempting to discourage transactions that could involve an unwanted change of control, to ensure a measure of continuity in management and to provide the board of Directors with sufficient time to review change of control proposals from substantial shareholders as well as any appropriate alternatives. The "interested shareholder" provisions may, however, discourage market purchases by persons attempting to acquire control, although such purchases sometimes raise the market price of the stock. Therefore, the interested shareholder provisions may, in effect, deprive RC-Delaware shareholders of an opportunity to sell their holdings at a temporarily higher market price. The provisions also may decrease the likelihood that a tender offer would be made for less than two-thirds (2/3) of the voting stock and, as a result, could adversely affect the shareholders who might desire to participate in such a tender offer. In exercising their vote, shareholders should weigh these competing considerations.


Regulatory Approval

Concurrently with the mailing of this material to the Company's shareholders, the Company will apply to the Registrar of Companies for the Province of British Columbia for permission to continue the Company to the State of Delaware. Such approval must be obtained for the Domestication to take place. There are no other regulatory approvals necessary for consummation of the Domestication.

Canadian Tax Implications to Canadian Shareholders

Based upon the advice of Smythe Ratcliffe, the Company believes that the Canadian tax implications to the Company and to Canadian shareholders as a result of the Domestication are as follows:

The following is confined to provisions of the Income Tax Act (Canada) (the "Act") enacted, and Regulations thereto proclaimed, or amendments thereto proposed at this date and, where applicable, is based on our understanding of current administrative practices of Revenue Canada, Taxation. No assurance can be given that the consequences will not be altered by future changes to administrative practices, judicial decisions or amendments to the law.

This discussion addresses in a general manner the more pertinent Canadian Federal income tax consequences to shareholders of the Company, both resident and non-resident, to whom shares of the Company constitute "capital property" for purposes of the Act. Generally speaking, shares of the Company will be considered capital property unless the holder is a trader or dealer in securities, has acquired the shares as part of an adventure in the nature of trade, or holds the shares otherwise than for investment purposes.

Consequences of Domestication

The effect of a Domestication of the Company into the State of Delaware will have the legal effect of causing the Company to be viewed from the date of such Domestication as if it had been incorporated under the laws of that State. This apparent legal effect is specifically sanctioned for purposes of the Act. This process of Domestication will only have tax consequences to the Company. It will not result in any disposition, or deemed disposition, and reacquisition of the shares of the Company by its shareholders, nor will it result in any other taxable event to the shareholders. Shareholders of the Company will continue to hold their shares of the Company following the Domestication at their adjusted cost base of the shares immediately before the Domestication.

Consequences of Dissent to the Domestication

A shareholder who dissents to the Domestication of the Company into the State of Delaware is entitled to require the Company to purchase all of his shares in the Company at their fair market value. The acquisition by the Company of shares of the Company from a dissenting shareholder will generally result in the deemed receipt of a dividend equal to the excess of the purchase price over the paid up capital of the purchased shares. The balance of the purchase price, i.e., an amount equal to the paid up capital of the shares constitutes proceeds of disposition which when measured against the shareholders' adjusted cost base for the shares would result in capital gain or capital loss.

Where a dissenting shareholder is a corporation resident in Canada, an anti-avoidance provision in the Act may apply to treat the entire purchase price as being proceeds of disposition of the shares for purposes of calculating any capital gain or capital loss in respect of such disposition with the result that no portion of the proceeds would be treated as a dividend.

Dividends (including deemed dividends on repurchase)

A Canadian individual shareholder who receives a dividend from the Company, prior to Domestication, would include the dividend in income, grossed up to 125% of the actual amount, and would claim a dividend tax credit equal to 13.33% of the grossed up amount in calculating tax payable. A dividend received by a corporation resident in Canada in these circumstances would not be subject to tax (unless as discussed above, the dividend is recharacterized to be proceeds of disposition), other than in the case of a private corporation a 33 1/3% refundable tax might be exigible.

A dividend paid to a non-resident shareholder, individual or corporate, would be subject to Canadian withholding tax of 25% or such lower rate as provided by treaty. Pursuant to the Canada/U.S. treaty, this would be 15% when paid to individuals, or corporate shareholders owning less than 10% and, in the case of corporate shareholders, 5% (6% for 1996 only) if owning 10% or more.

For dividends paid or deemed paid after Domestication in the State of Delaware, dividends paid to Canadian resident shareholders would be subject to U.S. withholding tax at rates corresponding to the treaty rates discussed above. A foreign tax credit or alternatively a deduction from income would be available to Canadian shareholders in these circumstances. Dividends paid to non-residents of Canada in these circumstances would have no Canadian tax consequences.

Canadian Tax Implications to Company

Upon domestication into the State of Delaware for purposes of the Act, the Company is deemed to have been incorporated in that State and not to have been incorporated elsewhere. As such, then pursuant to the Act or the bilateral treaty, the Company will cease to be resident in Canada for purposes of the Act. As such it would subsequently only be subject to Canadian tax in respect of business income attributable to a permanent establishment in Canada, gains realized on disposition of taxable Canadian property and withholding tax in respect of Canadian source passive income.

Pursuant to the Act upon Domestication into the State of Delaware, the Company will be deemed to have had a year end immediately before such Domestication. Additionally, the Company will be deemed to have disposed of each of its properties at their fair market values immediately before such time. Any resulting gains or losses from such dispositions will be taken into account in calculating the Company's taxable income for that fiscal period. The Company has significant amounts of non-capital loss carry forwards and resource expenditure balances which can be claimed as deductions in calculating taxable income for this fiscal period in accordance with the provision of the Act.

The Act additionally imposes a special branch tax in these circumstances. The base for this tax is the amount by which the aggregate fair market value of the Company's property immediately before Domestication exceeds the aggregate of its liabilities (including liability for income tax for the final taxation year) and the paid up capital of all of its issued and outstanding shares. The general rate of tax is 25% of the base but pursuant to the Canada/U.S. treaty this would be reduced to 6% if domesticated in 1996 and 5% if domesticated thereafter.

United States Federal Income Tax Consequences


The Company has received the opinion of Pannell Kerr Forster of Texas, P.C., that, for United States federal income tax purposes, assuming the Domestication takes place as described in the Proxy Statement/Prospectus:


     a. The Domestication will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the"Code");

     b. No gain or loss will be recognized by the Company in the Domestication;


     c. No gain or loss will be recognized by reason of the Domestication by the shareholders of the Company upon their exchange of Company common stock for shares of the Delaware corporation's common stock due to the Company's lack of earnings and profits; and


     d. The basis and holding period for the shares of the Delaware corporation common stock will be the same as the basis and holding period for the Company common stock exchanged therefor in the Domestication provided that the Company common stock was held as a capital asset at the effective time of the Domestication.

In addition, cash received as a result of the exercise of appraisal rights by a Company shareholder who dissents from the Domestication and who is subject to federal income tax ("Dissenting Holder") will be treated as received in redemption of the Dissenting Holder's Company common stock and, generally, a Dissenting Holder will recognize gain or loss, measured by the difference between the cash received and the Dissenting Holder's basis in his Company common stock. The gain or loss will be a capital gain or loss if the Dissenting Holder holds his stock as a capital asset.


Special tax considerations will apply to the six shareholders who acquired their shares of Company common stock in connection with the Waste Reduction Systems partnership interest and the opinion of Pannell Kerr Forster of Texas, P.C. does not address those cosiderations.

THE COMPANY WILL NOT OBTAIN A REVENUE RULING FROM THE INTERNAL REVENUE SERVICE IN CONNECTION WITH THE DOMESTICATION.

THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE DOMESTICATION. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING IS SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THE DISCUSSION. EACH COMPANY SHAREHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE DOMESTICATION TO HIM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

Right of Dissent

A DISSENTING SHAREHOLDER'S RIGHTS TO PAYMENT FOR THE COMPANY'S SHARES UNDER THE B.C. ACT ARE AVAILABLE ONLY IF ALL APPLICABLE PROCEDURAL STEPS ARE PROPERLY FOLLOWED. SUCH RIGHTS ARE NOT AVAILABLE IF, SUBSEQUENT TO A NOTICE OF DISSENT, THE SHAREHOLDER ACTS IN A MANNER WHICH IS INCONSISTENT WITH A DISSENT. FOR EXAMPLE, A NOTICE OF DISSENT WOULD CEASE TO BE EFFECTIVE IF THE SHAREHOLDER VOTED IN FAVOUR OF THE CONTINUANCE RESOLUTION. IF THE AMOUNT OF SUCH DISSENT COULD ADVERSELY AFFECT THE CONTINUANCE INTO THE STATE OF DELAWARE, THEN THE BOARD OF DIRECTORS MAY ABANDON SUCH CONTINUANCE.


Take notice that shareholders may, until 5:00 p.m., local time, at Vancouver, British Columbia, on Saturday, September 14, 1996, give the Company a Notice of Dissent by registered mail, addressed to the Company at 10th Floor - 595 Howe Street, Vancouver, British Columbia, V6C 2T5, with respect to the Resolution to continue the Company out of the Province of British Columbia under the Delaware GCL. As a result of giving a Notice of Dissent, shareholders may, on receiving a Notice of Intention to Act, require the Company to purchase all the shares in respect of which the Notice of Dissent was given.


If the Domestication Resolution is passed and the Company intends to act on such motion, the Company shall first give to the dissenting shareholder notice of its intention to act. On receiving a Notice of Intention to Act, a dissenting shareholder is entitled to require the Company to purchase all of his shares in respect of which the Notice of Dissent was given. The dissenting shareholder after receipt of the Notice of Intention to Act must, within fourteen days, notify the Company in writing that he requires the Company to purchase all of his shares referred to in the Notice of Dissent, and concurrently the shareholder shall deliver to the Company the certificates representing all of the shares referred to in the Notice of Dissent. A dissenting shareholder who has complied with these provisions may no longer vote or exercise any rights as a shareholder of the Company.

The filing of a Notice of Dissent does not deprive a shareholder of his right to vote on the Domestication Resolution. A Notice of Dissent ceases to be effective if the dissenting shareholder consents or votes in favour of the Domestication Resolution, except where the consent or vote is given solely as a proxyholder for a person whose proxy required an affirmative vote. If a shareholder fails to vote against the Domestication Resolution, it does not constitute a waiver of his right to dissent, and a vote against the Domestication Resolution does not perfect his right of dissent and does not constitute notice of dissent. The return of an unmarked proxy that is not revoked prior to the meeting will preclude a shareholder from exercising dissenters' rights, as unmarked proxies will be voted in favor of the proposal, at the election of the proxy holders.

The price to be paid to a dissenting shareholder for his shares shall be the fair value as of the day before the date on which the Domestication Resolution was passed. All dissenting shareholders shall be paid the same price. The method of determining "fair value" will vary according to the circumstances of the case. In reported decisions, the choice of method of valuation has generally been left to the party appointed by the court or the court itself. It has been held in previously reported decisions that no discount is to be made to the price of the shares merely because a minority interest is being purchased. What is to be paid is the fair value and not the market value. The courts have endeavored to determine what is most equitable in the circumstances, including the tax consequences of the purchase.

In the event a shareholder elects to dissent and the Domestication resolution is passed, and the Company acts on the resolution, the procedure which the Company would propose to follow in order to determine the price to be paid to the dissenting shareholders in respect to their shares of the Company is as follows: Firstly, the Company would attempt to reach a mutually agreed on fair value in direct negotiations with the dissenting shareholders; secondly, if such negotiations were unsuccessful, the Company would propose to appoint a single arbitrator, mutually agreeable to all of the dissenting shareholders, whose decision would be final and binding on all parties; thirdly, in the event that an acceptable arbitrator cannot be agreed upon the matter would be referred to the Supreme Court of British Columbia. In the event of an arbitration or a court application, all parties will have the opportunity to present evidence to the arbitrator or court in order to establish the "fair value". The Company is not required to notify shareholders of the amount it believes is the "fair value".

The cost of any arbitration or application to the Supreme Court of British Columbia will be under the discretion of the arbitrator or court. In exercising such discretion, the Company may be ordered to pay all of the costs incurred by both the Company and the dissenting shareholders, or the dissenting shareholders may be ordered to pay all of the costs paid by the Company and the dissenting shareholders, or the costs may be divided on some other basis between the parties. The final decision in respect to the same would be made by the arbitrator or the court, as the case may be.

The foregoing is a summary only of the Right of Dissent with respect to the Domestication Resolutions. It is suggested that any holder of shares wishing to avail himself/herself/themselves of the Right of Dissent under the B.C. Act obtain their own legal advice. The full text of Section 231 of the B.C. Act is set out in Appendix 1 to this Information Circular.

U.S. Federal Securities Law Consequences

All of the Company's common shares received by the Company shareholders in the Domestication will be freely transferable, except as set forth under "Canadian Securities Law Consequences" below, and except that shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act of 1933, as amended (the "Securities Act")) of the Company prior to the Domestication may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 or Rule 144A in the case of such persons who became affiliates of the Company) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party or persons who hold restricted shares.

Canadian Securities Law Consequences

The Company's common shares held by Canadian residents are subject to any applicable resale restrictions imposed by the securities laws of the province of Canada in which the shareholder is resident. The Company is not aware of any present provincial resale restrictions on the issued shares of the Company.

Description of Securities

         Authorized Securities

Following completion of the Domestication, if approved, the authorized capital of the Company will consist of 100,000,000 common shares and there will be 14,420,843 common shares outstanding. Holders of common shares are entitled to receive dividends as may from time to time be declared by the Board of Directors of the Company out of funds legally available therefor. Holders of common shares are entitled to one vote per share on all matters on which the holders of common shares are entitled to vote and do not have any cumulative voting rights. Holders of common shares have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding up of the Company, holders of common shares are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all liabilities of the Company. The outstanding common shares are fully paid and nonassessable.

         Transfer Agent and Registrar

The transfer agent and registrar for the Company's common shares is Montreal Trust Company, Vancouver, British Columbia.

Legal Matters

The validity of the common shares to be issued in connection with the Domestication will be passed upon by Brenman Key & Bromberg, P.C., Denver, Colorado, who will rely upon DuMoulin Black of Vancouver, British Columbia, Canada with respect to matters of Canadian Law.

The Domestication Resolution

Based on the foregoing discussion, the Company's management believes that it is in the best interest of the Company and its members to transfer its jurisdiction of incorporation to the State of Delaware. In order to reduce the franchise fees payable to the Delaware corporate authorities by the Company following Domestication into Delaware, the Company's management believe that it is in the best interest of the Company and its members to alter the Company's authorized capital from 100,000,000 shares without par value to 100,000,000 common shares with a par value of $.001 U.S. per share. Other than the change in par value, no other changes will be made to the Company's capital structure as a result of the Company's change in jurisdiction of incorporation.

Accordingly, shareholders will be asked at the meeting to consider and if thought fit, approve a Special Resolution (the "Domestication Resolution") transferring the Company's jurisdiction of incorporation from British Columbia to Delaware and altering its authorized share capital in substantially the following terms:

     "Resolved as a special resolution that:

     1. the continuance of the Company's jurisdiction of incorporation from the Province of British Columbia to the State of Delaware pursuant to
          Section 388 of the Delaware General Corporation Law and any and all amendments to the Company's Articles and Bylaws required as a result thereof be and are hereby approved;

     2. the Company obtain the approval of the Registrar of Companies for British Columbia for approval that the Company be permitted to be continued into and be registered as a "Corporation" in the State of Delaware pursuant to the Delaware General Corporation Law;

     3. the Company make application to the appropriate authorities in the State of Delaware for consent to be domesticated into and registered as a "Corporation" pursuant to the Delaware General Corporation Law;

     4. effective on the date of such domestication under the Delaware General Corporation Law, the authorized share capital of the Company be altered from 100,000,000 shares without par value to 100,000,000 common shares with a par value of $.001 U.S. per share;

     5. effective on the date of such domestication as a Corporation under the Delaware General Corporation Law, the Company adopt a Certificate of Incorporation in substantially the form submitted to the meeting, in substitution for the existing Memorandum of the Company;

     6. effective on the date of such domestication as a Corporation under the Delaware General Corporation Law, to change the Company's name to "Rich Coast Inc." or such other name as the Board of Directors may approve;

     7. the Board of Directors of the Company be authorized to perform such further acts and execute such further documents as may be required to give effect to the foregoing; and

     8. the Directors may, in their sole discretion, elect not to act on or carry out this Special Resolution without further approval of the members of the Company."

Recommendation of the Directors

Approval of the Domestication requires the affirmative vote of 75% of the votes cast. Broker non-votes and abstentions will be counted for purposes of determining a quorum; however, they will not be counted as votes cast. Therefore, such votes will not affect the outcome of the voting on the Domestication proposal. The officers and directors of the Company collectively own 11.92% of the Company's outstanding common shares and intend to vote such shares FOR the Domestication.

The Board of Directors of the Company has reviewed the Domestication Resolution, and concluded it to be fair and in the best interests of the Company, the Company's shareholders, and the Company's creditors. The Board of Directors recommends that the members vote FOR the Domestication Resolution as set forth herein.

                            Proposal Number Two
             Amendment to the 1995 Incentive Compensation Plan

On September 6, 1995, the Company adopted the Rich Coast Resources Ltd. 1995 Incentive Compensation Plan (the "Plan") and reserved a maximum of 1,600,000 shares of common stock to be issued as "bonus shares" or upon the exercise of options ("Options") granted under the Plan. The Plan includes: (i) options intended to qualify as "incentive stock options" under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"); (ii) non-qualified Options which are not intended to qualify as "incentive stock options"; and (iii) formula plan Options which are non-discretionary and will be granted annually to the disinterested Directors of the Company who serve on the Compensation Committee of the Board of Directors. The Plan was approved by the Company's shareholders at a meeting of shareholders held on October 18, 1995. To date, Options to purchase 1,600,000 shares have been granted and 250,000 bonus shares have been granted under the Plan. Currently, approximately 26 persons are eligible to participate in the Plan. See "New Plan Benefits" below for a discussion of additional shares to be granted under the Plan.

On January 15, 1996 the Board of Directors of the Company approved an amendment to the Plan to: (i) increase the number of shares reserved for issuance thereunder by 1,000,000 shares to an aggregate of 2,600,000 shares; and (ii) decrease the number of shares to be automatically granted to disinterested Directors under the "formula provisions" of the Plan (discussed below) by 190,000 shares to 10,000 shares per grant (the "Amendment"). The shareholders are being asked to approve the Amendment at the Meeting.

Shareholder approval of the Amendment is necessary to continue to qualify the Plan under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the "Act"), and thereby render certain transactions under the Plan exempt from certain provisions of Section 16 of the Act, and to permit the issuance of Options to U.S. residents which will qualify as Incentive Stock Options pursuant to the Code.

The Plan is intended to provide incentives to officers, Directors, key employees and other persons who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in the Company. The Board of Directors believes that this will help to align the interests of the Company's management and employees with the interests of the Company's shareholders. The terms of the Plan concerning the Incentive Options and Non-Qualified Options are substantially the same except that only employees of the Company or its subsidiaries are eligible to receive Incentive Options; employees and other persons are eligible to receive Non-Qualified Options. The number of shares reserved for issuance under the Plan is a maximum aggregate so that the number of Incentive Options and/or Non-Qualified Options that may be granted reduces the number of Bonus Shares which may be granted, and vice versa.

Administration of the Plan

The Plan is administered by the Compensation Committee, which may consist of either (i) the Company's Board of Directors, or (ii) a committee, appointed by the Board of Directors, of two or more Directors who have not received grants or awards under any discretionary plan of the Company for at least one year (which Directors would be considered "disinterested persons" within the meaning of the Act). In order to receive the benefits under Rule 16b-3 of the Act, grants of Options or Bonus Shares to officers or to Directors may be made only by a Committee consisting of two or more Directors, none of whom is eligible, nor shall have been eligible during the preceding year, to receive grants under the Plan (except under the non-discretionary "formula provisions" described below) or under any other stock plan of the Company other than a "formula" plan. On September 8, 1996, Thornton J. Donaldson and Randall Pow were appointed to serve on the Compensation Committee.

Concerning grants other than those made automatically pursuant to the Formula Plan, in addition to determining who will be granted Options or Bonus Shares, the Committee has the authority and discretion to determine when Options and Bonus Shares will be granted and the number of Options and Bonus Shares to be granted. The Committee also may determine a vesting and/or forfeiture schedule for Bonus Shares and/or Options granted pursuant to the Plan, the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan. The Committee may also impose additional conditions or restrictions not inconsistent with the provisions of the Plan. The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan.

The Committee also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under the Plan, and is empowered to make all other determinations deemed necessary or advisable for the administration of the Plan. Unless sooner terminated by the Committee, the Plan will terminate on September 8, 2005. Neither Bonus Shares nor Options can be granted after that date, although Options granted before the Plan terminates will expire in accordance with their terms, even if after the Plan termination date.

Formula Plan Provisions

In order to provide non-discretionary compensation for the disinterested Directors serving on the Committee, the Plan includes a "Formula Plan" which provides for the automatic periodic grant of options to the non-employee Directors serving on the Committee, so that these Directors have no discretion over the timing or exercise price of options granted to them. Pursuant to the Formula Plan as it exists prior to the proposed amendment, on September 8 of each year, each Director serving on the Committee will be granted an Option to purchase 200,000 common shares at a purchase price equal to the fair market value per common share on the date of grant. Pursuant to the proposed Amendment, this number of shares will be decreased from 200,000 to 10,000 shares.

Eligibility

Participants in the Plan may be selected by the Committee from employees, officers and Directors of, and consultants and advisors to, the Company and its subsidiary and affiliated companies. The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company, and such other considerations as the Committee deems relevant to the purposes of the Plan.

The grant of Options or Stock Bonuses under the Bonus Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient's employment, although pursuant to the Plan, a specific grant of Options or Shares may provide that termination of employment or cessation of service as an employee, officer, Director, or consultant may result in forfeiture or cancellation of all or a portion of the Bonus Shares or Options. In general, if a grantee is released by the Company as an employee, officer, Director, or consultant for cause, any unexercised Options will terminate, and any non-vested Bonus Shares will be cancelled immediately.

Adjustment

In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each common share for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested Bonus Shares and in the exercise price and in the number of shares subject to each outstanding Option. The Committee also may make provisions for adjusting the number of Bonus Shares or underlying outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, right offerings, or other increases or reductions of shares of the Company's outstanding common stock. Options and Bonus Shares may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the Option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation, and that Bonus Shares will immediately vest. The Plan also provides that in the event of a tender offer or exchange offer for the Company, certain mergers or consolidations, or certain changes in control of the Company or of its Board of Directors, outstanding Options and Bonus Shares previously subject to vesting provisions will vest immediately.

Sale of Bonus Shares and Shares Underlying Options

The Company has filed a Registration Statement with the U.S. Securities and Exchange Commission to permit public sale of the Bonus Shares and the common shares purchased upon exercise of the Options issued under the Plan without limitation by persons who are not "affiliates" of the Company and to permit public sale, subject to the volume, manner and notice of sale provisions of Rule 144 under the Act, by persons who are "affiliates" of the Company. "Affiliates" of the Company are persons who, directly or indirectly, control, are controlled by, or are under common control with, the Company or its subsidiaries. Control is presumed to exist in circumstances of beneficial ownership of 10% or more of an entity's voting securities. The Company intends to file a new Registration Statement to permit the public sale of the additional 1,000,000 shares to be covered by the Plan.

Other Provisions

The exercise price of any Incentive Option granted under the Plan must be no less than 100% of the "fair market value" of the Company's common stock on the date of grant. The exercise price of any Non-Qualified Option granted under the Plan must be no less than 80% of the fair market value on the date of grant. Fair market value is defined in the Plan as the most recent closing sale price of the common stock as reported by NASDAQ.

The exercise price of an Option may be paid in cash, in common shares of the Company or other property having a fair market value equal to the exercise price of the Option, or in a combination of cash, shares and property. The Board of Directors shall determine whether or not property other than cash or common stock may be used to purchase the shares underlying an Option and shall determine the value of the property received.

Income Tax Consequences of the Plan

Under U.S. Law

The Incentive Options issuable under the Plan are structured to qualify for favorable tax treatment to recipients who are U.S. residents provided by
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the Option is not sold within two years after the grant of the Option and is not sold within one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An Optionee also may be subject to the alternative minimum tax upon exercise of his Options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the common stock underlying the Options. The exercise price of Incentive Options granted cannot be less than the fair market value of the underlying common stock on the date the Options were granted. In addition, the aggregate fair market value (determined as of the date an Option is granted) of the common stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for Incentive Stock Options. This amount currently is $100,000. No Incentive Option may be granted to an employee who, at the time the Option would be granted, owns more than 10% of the outstanding stock of the Company unless the exercise price of the Options granted to the employee is at least 110% of the fair market value of the stock subject to the Option and the Option is not exercisable more than five years from the date of grant.

Non-Qualified Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code. An Optionee does not recognize any taxable income at the time he or she is granted a Non-Qualified Option. However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an Optionee's sale of shares acquired pursuant to the exercise of a Non-Qualified Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss. Upon an Optionee's exercise of a Non-Qualified Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee, provided that the Company effects withholding with the respect to the deemed compensation.

With respect to Bonus Shares, generally, a grantee will recognize as ordinary income the fair market value of the Bonus Shares as of the date of receipt.

Under Canadian Tax Laws

The stock option benefit provisions of the Income Tax Act ("Tax Act") should apply to employees of the Company who are granted stock Options. Generally, an employee is not considered to have received any benefit at the time the Option is granted. Optionees who exercise an Option granted pursuant to the Plan will be deemed to have received a benefit equal to the difference between the value of the shares received on the date the Option is exercised and the amount paid to exercise the Option. The amount of the benefit will be included in the employee's income as income from employment for the taxation year in which the Option is exercised.

An employee who is deemed to have realized a benefit on the exercise of an Option may be entitled to a deduction equal to 25% of the amount of the benefit where all of the following conditions are met: the employer corporation has agreed to sell or issue a share of its capital stock to the employee; the share is a "prescribed share", (e.g. meets the requirements of Regulation 6204 under the Tax Act), the amount payable by the employee to acquire the share at the time the Option is granted must not be less than the fair market value of the share at the time the Option is granted, and, immediately after the Option is granted, the employee must be dealing with the employer corporation at arms' length.

The adjusted cost base ("ACB") to the employee of a Bonus Share or share acquired pursuant to an Option is generally equal to the exercise price paid to the corporation to acquire the share (generally -0- for a Bonus Share and the exercise price for Option Shares), plus the amount of the Option benefit included in the employee's income in respect to the acquisition of the share. The ACB is not reduced where the employee has claimed the 25% deduction in respect of the share. Employees who dispose of Bonus Shares or shares acquired on the exercise of an Option for proceeds of disposition greater than (less than) their ACB will realize a capital gain (loss) on the disposition where the shares are held as capital property. In cases where the shares would not be considered capital property, any gain arising on disposition would be included 100% in taxable income.

The Company will not be entitled to a deduction for Canadian income tax purposes with respect to any benefit realized on the exercise of an Option. Generally, the Company will be required to withhold and remit taxes and/or to file information returns with respect to stock Option benefits.

The foregoing tax consequences apply to persons who are employees of the Company. Concerning grants of Bonus Shares or Options to persons who are not employees, in general, those persons will be required to include in their taxable income the fair market value of benefits received on the date of actual receipt.

New Plan Benefits

Upon approval of the Amendment, the Company plans to issue under the Plan:
(i) 360,399 common shares to Robert and Linda Truxell for services previously rendered to WRS; and (ii) 180,200 common shares to James Fagan as a bonus for services rendered to the Company. Other than the foregoing, there is no specific plan to grant additional shares or Options pursuant to the Plan to any particular individuals or entities, except for those which will be granted pursuant to the formula provisions of the Plan. Prior to the proposed Amendment, disinterested Directors would receive 200,000 shares automatically each year under the formula provisions, and under the proposed Amendment this amount will be reduced to 10,000 shares per year.

Recommendation of the Board of Directors

Approval of the Amendment to the Plan requires the affirmative vote of the majority of shares cast. Broker non-votes and abstentions will be counted for purposes of determining a quorum; however, they will not be counted as votes cast. Therefore, such votes will not affect the outcome of the voting on the Amendment. The officers and directors of the Company collectively own 11.92% of the Company's outstanding common shares and intend to vote such shares FOR the Amendment.

The Board of Directors believes that it is in the Company's best interest to amend the Plan to, (i) increase the number of shares reserved for issuance thereunder so that the Company will have additional shares available to provide ongoing incentives to the Company's officers, Directors and employees in the form of options to purchase the Company's common stock and stock bonuses; and (ii) reduce the number of shares to be granted automatically under the "formula plan" to the non-employee Directors serving on the Committee to what the Board believes is adequate compensation for their services, The Board of Directors recommends that shareholders vote "FOR" the adoption of the Amendment to the Plan.

                               Other Matters

Management of the Company is not aware of any other matter to come before the Meeting other than as set forth in the notice of Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

                           SHAREHOLDER PROPOSALS

Any shareholder proposing to have any appropriate matter brought before the 1996 Annual General Meeting of Shareholders was required to submit such proposal in accordance with the proxy rules of the Securities and Exchange Commission to the Secretary of the Company not later than May 15, 1996 to be considered for inclusion in the 1996 Proxy Statement.


DATED this 9th day of August, 1996.

                                               BY ORDER OF THE BOARD


                                           -------------------------------
                                                 THORNTON DONALDSON
                                                      Director

                                   APPENDIX 1

                                 SECTION 231 OF
                       THE COMPANY ACT (BRITISH COLUMBIA)

231. (1)  Dissent procedure.  Where,

     (a) being entitled to give notice of dissent to a resolution as provided in section 37, 127, 150, 246, 268, 273 or 313, a member of a company (in this Act called a "dissenting member") gives notice of dissent;

     (b)  the resolution referred to in paragraph (a) is passed; and

     (c) the company or its liquidator proposes to act on the authority of the resolution referred to in paragraph (a),

the company or the liquidator shall first give to the dissenting member notice of the intention to act and advise the dissenting member of his rights under this section.

         (2) On receiving a notice of intention to act in accordance with subsection (1), a dissenting member is entitled to require the company to purchase all his shares in respect of which the notice of dissent was given.

         (3) The dissenting member shall exercise his right under subsection (2) by delivering to the registered office of the company, within 14 days after the company, or the liquidator, gives the notice of intention to act,

     (a) a notice that he requires the company to purchase all his shares referred to in subsection (2); and

     (b) the share certificates representing all his shares referred to in subsection (2);

and thereupon he is bound to sell those shares to the company and the company is bound to purchase them.

         (4) A dissenting member who has complied with subsection (3), the company, or, if there has been an amalgamation, the amalgamated company, may apply to the court, which may

     (a) require the dissenting member to sell, and the company or the amalgamated company to purchase, the shares in respect of which the notice of dissent has been given;

     (b) fix the price and terms of the purchase and sale, or order that the price and terms be established by arbitration, in either case having due regard for the rights of creditors;

     (c) join in the application any other dissenting member who has complied with subsection (3); and

     (d) make consequential orders and give directions it considers appropriate.

     (5) The price to be paid to a dissenting member for his shares shall be their fair value as of the day before the date on which the resolution referred to in subsection (1) was passed, including any appreciation or depreciation in anticipation of the vote on the resolution, and every dissenting member who has complied with subsection (3) shall be paid the same price.

     (6) The amalgamation or winding up of the company, or any change in its capital assets or liabilities resulting from the company acting on the authority of the resolution referred to in subsection (1), shall not affect the right of the dissenting member and the company under this section or the price to be paid for the shares.

     (7) Every dissenting member who has complied with subsection (3) may

     (a) not vote, or exercise or assert any rights of a member, in respect of the shares for which notice of dissent has been given, other than under this section;

     (b) not withdraw the requirement to purchase his shares, unless the company consents; and

     (c) until he is paid in full, exercise and assert all the rights of a creditor of the company.

     (8) Where the court determines that a person is not a dissenting member, or is not otherwise entitled to the right provided by subsection (2), the court may make the order, without prejudice to any acts or proceedings which the company, its members or any class of members may have taken during the intervening period, it considers appropriate to remove the limitations imposed on him by subsection (7).

     (9) The relief provided by this section is not available if, subsequent to giving his notice of dissent, the dissenting member acts inconsistently with his dissent; but a request to withdraw the requirement to purchase his shares is not an act inconsistent with his dissent.

     (10) A notice of dissent ceases to be effective if the member giving it consents to or votes in favour of the resolution of the company to which he is dissenting, except where the consent or vote is given solely as a proxy holder for a person whose proxy required an affirmative vote.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.        Indemnification of Directors and Officers.

     (a) The Company Act of the Province of British Columbia, Canada ("Company Act"), provides that a company may, with the approval of the court, indemnify a director or former director of a company against all costs, charges and expenses in any action to which he or she is made a party by reason of being or having been a director. The Company Act (British Columbia) contains numerous provisions which attach liability to directors for breaching that act's requirements or the directors fiduciary responsibilities to the Company.

                  The Articles of the Company provide that:

         (i) the Company shall indemnify any person and the personal representative of any deceased person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by the Company, or by a person, or by a corporation or other legal entity or enterprise, or by the Crown or any governmental body, as hereinafter mentioned and whether civil, criminal or administrative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses, including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the case may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that the Company shall not be bound to indemnify any such person, other than a director, officer or an employee of the Company (who shall be deemed to have notice of this Article and to have contracted with the Company in the terms hereof solely by virtue of his acceptance of such office or employment) if in acting as agent for the Company or as a director, officer, employee or agent of another corporation or other legal entity or enterprise as aforesaid, he does so by written request of the Company containing an express reference to this Article; and provided further that no indemnification of a director or former director of the Company, or director or former director of a corporation in which the Company is or was a shareholder, shall be made except to the extent approved by the Court pursuant to the Company Act or any other statute.

         (ii) the Company shall indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Company unless such loss, damage, costs or expenses shall arise out of failure to comply with instructions, willful act or default or fraud by such person in any of which events the Company shall indemnify such person only if the directors, in their absolute discretion so decide or the Company by ordinary resolution shall so direct.

     (b) Article Twelfth of RC-Delaware's Certificate of Incorporation provides as follows:

         The corporation shall, to the fullest extent permitted by the provisions of ss.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     RC-Delaware may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

     In addition to the foregoing indemnification rights, Article Eleventh of RC-Delaware's Certificate of Incorporation eliminates liability of each director to RC-Delaware and its shareholders for monetary damages to the fullest extent permitted under the Act.

     (c) Insofar as indemnification of the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of their respective counsel the matter has been settled by a controlling precedent and subject to possible conflict of laws questions involving Canadian corporation law, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 21. Exhibits and Financial Statement Schedules.
         -------------------------------------------

     (a) The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit
Number   Description


3.1      Certificate of Incorporation of Rich Coast Inc.*

3.2      Bylaws of Rich Coast Inc.*


5.1 Opinion of Brenman Key & Bromberg, P.C. regarding the legality of securities being registered


5.2 Opinion of Pannell Kerr Forster of Texas, P.C. regarding U.S. federal income tax consequences


23.1     Consent of Brenman Key & Bromberg, P.C. (contained in Exhibit 5.1)


23.2     Consent of Pannell Kerr Forster of Texas, P.C.


99.1     Form of Proxy Card


99.2     Consent of DuMoulin Black*

99.3     1995 Incentive Compensation Plan*

* Previously filed


         (b) Schedules. No supporting schedules have been included because they are not required.

Item 22. Undertakings.
         -------------

         The undersigned Registrant hereby undertakes:

         (a) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of the Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

         (b) to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and
                  included  in  the   registration   statement  when  it  became
                  effective;

        (c) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party which is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

        (d)       that every  prospectus (i) that is filed pursuant to paragraph
                  (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (e) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to  reflect  in the  Prospectus  any  facts  or  events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (e)(1)(i) and (e)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (f) Insofar as indemnification of the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of their respective counsel the matter has been settled by a controlling precedent and subject to possible conflict of laws questions involving Canadian corporation law, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Canada on August 5, 1996.


                                          RICH COAST RESOURCES LTD.,
                                          Registrant


                                           By   /s/ James P. Fagan
                                               ---------------------------------
                                               James P. Fagan,  President

        Pursuant to the requirements of the Securities Act of 1933, this amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                                  Date
- -----------                    -----                                  -----



/s/ Robert W. Truxell      Chief Executive Officer, Director      August 5, 1996
- - -------------------------  and Authorized Representative in
Robert Truxell             the United States


 /s/ James P. Fagan        Director                               August 5, 1996
- - -------------------------
James P. Fagan


 /s/ Ronald W. Waltz, Jr.  Chief Financial Officer and            August 5, 1996
- - -------------------------  Principal Accounting Officer
Ronald W. Waltz, Jr.


/s/ Thornton J. Donaldson  Director                               August 2, 1996
- - -------------------------
Thornton J. Donaldson


/s/ Randall Pow            Director                               August 2, 1996
- - -------------------------
Randall Pow


/s/                        Director
- - -------------------------
Geoffrey Hornby

                          Brenman Key & Bromberg, P.C.
           Mellon Financial Center o 1775 Sherman Street o Suite 1001
                          Denver, Colorado 80203 - 4313
                         303-894-0234 o Fax 303-839-1633


                                  August 5, 1996


Board of Directors
RICH COAST RESOURCES LTD.
206-475 Howe Street
Vancouver, British Columbia V6C 2B3

Re:      Rich Coast Resources Ltd.
         Registration Statement on Form S-4

Gentlemen:

     We have acted as counsel to Rich Coast Resources Ltd., a British Columbia company (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's registration statement on Form S-4 (the "Registration Statement"). This Registration Statement relates to the registration under the Act of 14,420,843 shares of the Company's common stock, $.001 par value (the "Common Stock"), which may be issued in connection with the Domestication of the Company from the Province of British Columbia to the State of Delaware pursuant to Section 388 of the Delaware General Corporation Law. The shares of the Common Stock to be issued pursuant to the Registration Statement will be issued by the Company as a Delaware company pursuant to the Domestication.

     In rendering this opinion, we have reviewed the Registration Statement, as well as a copy of the Company's governing documents, each as amended to date. We have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

     In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

     Based upon and in reliance upon the foregoing and the statements in the Registration Statement, and subject to the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock issuable pursuant to the Registration Statement will be duly and validly authorized and, when issued in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     The opinion set forth in this letter is limited by, subject to and based on the following:

     1. We are admitted to practice before the Bar of the State of Colorado and are not admitted to practice in any other jurisdiction, including the Province of British Columbia or the State of Delaware.

     2. With respect to matters of British Columbia law, we are relying upon the opinion of DuMoulin Black, Barristers & Solicitors, of Vancouver, British Columbia.

     3. To the extent such opinion relates to the laws of other jurisdictions, such opinion is based upon an examination of relevant authorities and is believed to be correct, but, except as set forth in paragraph 2 above, we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions.


     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as "experts" in the Legal Matters section of the Registration Statement.

     This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose without prior written consent and may not be relied upon by any person or entity other than the Company and its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                            Very truly yours,

                                            /s/ Brenman Key & Bromberg, P.C.